UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 25, 2016

CARDINAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-24557 (Commission File Number)	54-1874630 (I.R.S. Employer Identification No.)

8270 Greensboro Drive, Suite 500 McLean, Virginia (Address of principal executive offices)	22102 (Zip Code)

Registrant’s telephone number, including area code:  (703) 584-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As contemplated by the parties in connection with the negotiation and execution of the Agreement and Plan of Reorganization, dated as of August 17, 2016 (the “Merger Agreement”), by and among United Bankshares, Inc. (“United”), UBV Holding Company, LLC, and Cardinal Financial Corporation (the “Company” or “Cardinal”) providing for the proposed acquisition of the Company by United pursuant to the merger of the Company with and into UBV Holding Company (the “Merger”), the Company and Cardinal Bank, the Company’s wholly owned Virginia-chartered bank subsidiary (the “Bank”), entered into the following agreements with certain of their executive officers.

Supplemental Executive Retirement Plan Agreements

On August 26, 2016, the Company entered into Supplemental Executive Retirement Plan Agreements (the “SERPs”) with each of Christopher W. Bergstrom, President and Chief Executive Officer of the Company, Alice P. Frazier, Executive Vice President and Chief Operating Officer of the Company, and F. Kevin Reynolds, Regional President of the Company.

The following description of the SERPs is qualified in its entirety by reference to the SERPs, which are included as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Mr. Bergstrom’s SERP provides for a monthly benefit of $7,500 payable for 180 months commencing in the month after Mr. Bergstrom attains age 60.  Mr. Reynolds’ SERP provides for a monthly benefit of $3,000 payable for 120 months commencing in the month after Mr. Reynolds attains age 65.   Ms. Frazier’s SERP provides for a monthly benefit of $1,500 payable for 120 months commencing in the month after Ms. Frazier attains age 65. No benefits are payable to an officer in the event of a termination of employment for “Cause” (as defined in any effective severance or employment agreement such officer has with the Company).

Split Dollar Life Insurance Agreement

On August 25, 2016, the Bank entered into a Split Dollar Life Insurance Agreement (the “Split Dollar Agreement”) with Bernard H. Clineburg, Executive Chairman of the Company, to provide a temporary life insurance program for the benefit of certain family members until the Company consummates the Merger.

The following description of the Split Dollar Agreement is qualified in its entirety by reference to the Split Dollar Agreement, which is included as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

The Bank owns the life insurance policy (the “Policy”) and controls all rights of ownership, subject to the restrictions in the Split Dollar Agreement as described below, with respect to the Policy and will pay all required premiums to keep the Policy in effect during the term of the Split Dollar Agreement.  The face amount of the Policy, which was purchased in 2006 to insure the life of Mr. Clineburg, is $5,969,919.

The Split Dollar Agreement will remain in effect until the earlier of (i) the consummation of the Merger, (ii) the abandonment of the Merger in accordance with the terms of the Merger Agreement, or (iii) the termination of Mr. Clineburg’s employment for any reason.  During this period, Mr. Clineburg (or his assignee) will have the right to designate a beneficiary or beneficiaries to receive the allocated share of the proceeds of the Policy payable upon the death of Mr. Clineburg.

Upon the consummation or abandonment of the Merger or the termination of Mr. Clineburg’s employment for any reason, the Split Dollar Agreement will automatically terminate and neither Mr. Clineburg nor his designated beneficiary will have any further rights with respect to the Split Dollar Agreement and/or the Policy, and the entire proceeds of the Policy payable upon the death of Mr. Clineburg will thereafter be paid to the Bank or its designated beneficiary.

Upon the death of Mr. Clineburg during the term of the Split Dollar Agreement, the death benefits of the Policy will be divided and paid as follows.  The Bank will be entitled to an amount equal to the greater of (i) the cumulative premiums paid by the Bank as of the date of death, or (ii) the Policy’s cash value determined as of the date to which the premiums are paid, less any indebtedness and interest on such indebtedness (the “Bank’s Death Benefits”).  Based on the cash value of the Policy at December 31, 2015, which exceeds the cumulative premiums paid, the amount of the Bank’s Death Benefits would be approximately $3.75 million.  The beneficiary designated by Mr. Clineburg will be entitled to receive the remainder of the death proceeds of the Policy.  The Bank and the beneficiary will share in any interest due on the death benefits of the Policy based on the amount by which their respective share of the death benefits bears to the total death benefits, excluding any such interest.  The Split Dollar Agreement provides that the Bank is prohibited from borrowing against the Policy during the term of the Split Dollar Agreement.

Item 8.01              Other Events.

The information under Item 5.02 is incorporated by reference into this Item 8.01.

Item 9.01              Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Supplemental Executive Retirement Plan Agreement, dated August 26, 2016, by and between Cardinal Financial Corporation and Christopher W. Bergstrom.

10.2	Supplemental Executive Retirement Plan Agreement, dated August 26, 2016, by and between Cardinal Financial Corporation and Alice P. Frazier.

10.3	Supplemental Executive Retirement Plan Agreement, dated August 26, 2016, by and between Cardinal Financial Corporation and F. Kevin Reynolds.

10.4	Split Dollar Life Insurance Agreement, dated August 25, 2016, by and between Cardinal Bank and Bernard H. Clineburg.

Additional Information About the Merger and Where to Find It

Shareholders of Cardinal and United and other investors are urged to read the proxy statement/prospectus that will be included in the registration statement on Form S-4 that United will file with the Securities and Exchange Commission (the “SEC”) in connection with the proposed merger because it will contain important information about Cardinal, United, the merger, the persons soliciting proxies in the merger and their interests in the merger and related matters. Investors will be able to obtain all documents filed with the SEC by United free of charge at the

SEC’s Internet site (http://www.sec.gov).  In addition, documents filed with the SEC by United will be available free of charge from the Corporate Secretary of United Bankshares, Inc., 514 Market Street, Parkersburg, West Virginia 26101; telephone (304) 424-8800.  Documents filed with the SEC by Cardinal will be available free of charge from the Corporate Secretary of Cardinal Financial Corporation, 8270 Greensboro Drive, Suite 500, McLean, Virginia 22102; telephone (703) 584-3400. The proxy statement/prospectus (when it is available) and the other documents may also be obtained for free by accessing United’s website at www.ubsi-inc.com under the tab “Investor Relations” and then under the heading “SEC Filings” or by accessing Cardinal’s website at www.cardinalbank.com under the tab “About Us” and then under the heading “Investor Relations” and “SEC Filings”. You are urged to read the proxy statement/prospectus carefully before making a decision concerning the merger. You are urged to read the proxy statement/prospectus carefully before making a decision concerning the merger.

Participants in the Transactions

Cardinal, United and their respective directors, executive officers and certain other members of management and employees may be deemed “participants” in the solicitation of proxies from Cardinal’s shareholders in favor of the merger with United. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Cardinal shareholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC.

You can find information about Cardinal’s executive officers and directors in its Annual Report on Form 10-K for the year ended December 31, 2015 and in its definitive proxy statement filed with the SEC on March 24, 2016. You can find information about the executive officers and directors of United in its Annual Report on Form 10-K for the year ended December 31, 2015 and in its definitive proxy statement filed with the SEC on April 1, 2016. You can obtain free copies of these documents from Cardinal or United using the contact information above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL FINANCIAL CORPORATION
(Registrant)

Date: August 30, 2016	By:	/s/ Mark A. Wendel
Mark A. Wendel
Executive Vice President and
Chief Financial Officer

Exhibit No.	Description

10.1	Supplemental Executive Retirement Plan Agreement, dated August 26, 2016, by and between Cardinal Financial Corporation and Christopher W. Bergstrom.

10.2	Supplemental Executive Retirement Plan Agreement, dated August 26, 2016, by and between Cardinal Financial Corporation and Alice P. Frazier.

10.3	Supplemental Executive Retirement Plan Agreement, dated August 26, 2016, by and between Cardinal Financial Corporation and F. Kevin Reynolds.

10.4	Split Dollar Life Insurance Agreement, dated August 25, 2016, by and between Cardinal Bank and Bernard H. Clineburg.